Exhibit 99.1

Resource Extraction Payment Report of Sempra for the Fiscal Year Ended December 31, 2024

SEMPRA
PAYMENTS GROUPED BY GOVERNMENT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024
Country	Reportable Segment	Major Subnational Jurisdiction of Government	Governments that Received Payment	Taxes	Fees	Total Amount Paid
US	Sempra California(1)	N/A	U.S. Customs and Border Protection of the U.S. Department of Homeland Security	$—	$71,819	$71,819
Total US				$—	$71,819	$71,819

Mexico	Sempra Infrastructure(2)	N/A	Tesorería de la Federación (Mexico's Department of Treasury)	$42,750,953	$3,018,613	$45,769,566
Mexico	Sempra Infrastructure(2)	N/A	Centro Nacional de Control del Gas Natural (National Center for Natural Gas Control)	—	3,896,183	3,896,183
Mexico	Sempra Infrastructure(2)	N/A	Instituto Mexicano del Seguro Social (Mexican Institute of Social Security)	—	720,129	720,129
Mexico	Sempra Infrastructure(2)	MX-BCN	Municipio de Ensenada (City of Ensenada)	1,054,496	—	1,054,496
Total Mexico				$43,805,449	$7,634,925	$51,440,374

Total				$43,805,449	$7,706,744	$51,512,193
(1)    Payments made by Southern California Gas Company, which is included in Sempra’s Sempra California reportable segment.
(2)    Payments made by Sempra Infrastructure in Mexican pesos, which were converted to U.S. dollars using the exchange rate existing at the time each payment was made.

SEMPRA
PAYMENTS GROUPED BY PROJECT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024
Project Name	Reportable Segment	Country/ Major Subnational Jurisdiction of Project	Governments that Received Payment	Resource	Extraction Method	Taxes	Fees	Total Amount Paid
Exporting for Transmission and Distribution to Customers	Sempra California(1)	US-CA	U.S. Customs and Border Protection of the U.S. Department of Homeland Security	Natural Gas	N/A	$—	$71,819	$71,819
Total Project						$—	$71,819	$71,819

Exporting to Ecogas, Termoeléctrica de Mexicali and Third Parties	Sempra Infrastructure(2)	MX-BCN MX-COA MX-CHH MX-DUR MX-SIN MX-SON	Tesorería de la Federación (Mexico's Department of Treasury)	Natural Gas	N/A	$7,636,114	$—	$7,636,114
Exporting to Ecogas, Termoeléctrica de Mexicali and Third Parties	Sempra Infrastructure(2)	MX-BCN MX-COA MX-CHH MX-DUR MX-SIN MX-SON	Centro Nacional de Control del Gas Natural (National Center for Natural Gas Control)	Natural Gas	N/A	—	3,896,183	3,896,183
Exporting to Ecogas, Termoeléctrica de Mexicali and Third Parties	Sempra Infrastructure(2)	MX-BCN MX-COA MX-CHH MX-DUR MX-SIN MX-SON	Instituto Mexicano del Seguro Social (Mexican Institute of Social Security)	Natural Gas	N/A	—	106,493	106,493
Total Project						$7,636,114	$4,002,676	$11,638,790

Energía Costa Azul	Sempra Infrastructure(2)	MX-BCN	Tesorería de la Federación (Mexico's Department of Treasury)	Natural Gas	N/A	$35,114,839	$3,018,613	$38,133,452
Energía Costa Azul	Sempra Infrastructure(2)	MX-BCN	Instituto Mexicano del Seguro Social (Mexican Institute of Social Security)	Natural Gas	N/A	—	613,636	613,636
Energía Costa Azul	Sempra Infrastructure(2)	MX-BCN	Municipio de Ensenada (City of Ensenada)	Natural Gas	N/A	1,054,496	—	1,054,496
Total Project						$36,169,335	$3,632,249	$39,801,584

Total						$43,805,449	$7,706,744	$51,512,193
(1)    Payments made by Southern California Gas Company, which is included in Sempra’s Sempra California reportable segment.
(2)    Payments made by Sempra Infrastructure in Mexican pesos, which were converted to U.S. dollars using the exchange rate existing at the time each payment was made.